Free Writing Prospectus
Filed Pursuant to Rule 433
Reg. Statement No. 333-195645

Barclays PLC Fixed Income Investor Presentation 2014 Interim Results 30 July 2014

PERFORMANCE CAPITAL & LEVERAGE LIQUIDITY & FUNDING ASSET QUALITY CREDIT RATING APPENDIX—STRATEGY APPENDIX—DATA OVERVIEW Performance Overview 2 | Fixed Income Investor Presentation _ 2014 Interim Results

PERFORMANCE CAPITAL & LEVERAGE LIQUIDITY & FUNDING ASSET QUALITY CREDIT RATING APPENDIX—STRATEGY APPENDIX—DATA OVERVIEW Summary Group financials Six months ended _ June (Łm) 2013 2014 Financial Performance Income 15,071 13,332 “ Adjusted profit fell by 7% to Ł3.3bn, driven largely by a 12% reduction in income, primarily in the Investment Bank Impairment (1,631) (1,086) Total operating expenses (9,781) (8,877) “ Partially offset by improved profit in Personal and Corporate Banking (PCB), Barclaycard, and Barclays Non-Core (BNC) - Litigation and conduct (126) (211)—Costs to achieve Transform (CTA) (640) (494) ” Continued strong credit risk management led to 33% improvement in impairment and loan loss rate of 45bps Adjusted profit before tax 3,591 3,349 Tax (1,124) (1,109) “ Steady progress on operating expenses with total Group cost NCI and other equity interests (412) (480) base falling by 9% to Ł8.9bn “ Adjusted attributable profit was Ł1.8bn, resulting in an EPS of Adjusted attributable profit 2,055 1,760 10.9p, with adjustments related principally to the additional PPI Adjusting items: provision - Own credit 86 52 “ Statutory profit before tax was 49% higher at Ł2.5bn, with - Provision for PPI redress (1,350) (900) attributable profit up 68% to Ł1.1bn - Provision for IRHP redress (650)—“ Group RoE fell to 6.5%, including costs to achieve Transform, Statutory profit before tax 1,677 2,501 while Core RoE was 11% Statutory attributable profit 671 1,126 Barclays Non-Core loss before tax reduced by 27% to Ł491m, “ Adjusted financial performance measures ROE drag fell to 4.5% . Return on average equity (including CTA)1 7.8% 6.5% 1RoE calculations are based on adjusted attributable profit, also taking into account tax credit on AT1 coupons 3 | Fixed Income Investor Presentation _ 2014 Interim Results

PERFORMANCE CAPITAL & LEVERAGE LIQUIDITY & FUNDING ASSET QUALITY CREDIT RATING APPENDIX—STRATEGY APPENDIX—DATA OVERVIEW Strong credit fundamentals provide a platform for long-term sustainable returns (Łbn) Dec-13 Jun-14 Highlights Total assets 1,344 1,315 “ Key balance sheet and capital measures continue to progress PRA leverage exposure 1,365 1,266 towards targets Balance “ Fully loaded CRD IV CET1 ratio increased to 9.9% during the 1 BCBS leverage exposure n/a 1,353 period Sheet PRA leverage ratio 3.0% 3.4% “ Fully loaded CRD IV CET1 capital increased by Ł0.4bn due BCBS leverage ratio n/a 3.4% mainly to retained earnings Fully loaded CET1 ratio 9.1% 3 9.9% “ RWAs decreased by Ł31bn to Ł411bn, primarily driven by reductions in Barclays Non-Core Fully loaded CET1 capital 40.4 40.8 CRD IV Capital2 “ Estimated PRA leverage ratio increased 40bps to 3.4% . The Fully loaded T1 capital 42.7 45.4 estimated ratio was 3.4% on a BCBS 270 calculation basis Risk weighted assets 4423 411 Funding remained stable at 92% loan to deposit ratio for PCB, “ Liquidity Coverage Ratio4 96% 107% Barclaycard, Africa Banking and Non-Core retail Liquidity Net Stable Funding Ratio4 95% 98% “ Estimated Liquidity Coverage Ratio (LCR) based on the CRD IV rules strengthened to 107%, equating to a Ł9bn surplus above Loan to deposit ratio5 91% 92% the 100% requirement for 2018. Funding Weighted average maturity6 69mths 80mths Wholesale funding 186 179 1 Estimated leverage ratios and leverage exposure calculations reflects Barclays current understanding of the regulatory requirements and guidance, and their application in the industry | 2 Based on Barclays interpretation of the final CRD IV text and latest EBA technical standards I 3 Following the full implementation of CRD IV reporting in 2014, the previously reported 31 December 2013 RWAs have been revised by Ł6.9bn to Ł442bn and fully loaded CET1 ratio revised by (0.2)% to 9.1% . As at 31 March 2014, these figures were a Ł5.7bn increase and 0.1% decrease respectively I 4 Based on Barclays_ interpretation of the CRD IV and Basel 3 standards and includes a number of assumptions which are subject to change prior to the finalisation of the CRD IV rules | 5 Loan to Deposit ratio for PCB, Barclaycard, Africa Banking and Non-Core Retail I 6 Weighted average maturity excluding liquidity pool assets 4 | Fixed Income Investor Presentation _ 2014 Interim Results

PERFORMANCE CAPITAL & LEVERAGE LIQUIDITY & FUNDING ASSET QUALITY CREDIT RATING APPENDIX—STRATEGY APPENDIX—DATA OVERVIEW Core business performing well and as expected Six months ended _ June (Łm) 2013 2014 Financial performance Income 13,597 12,674 “ Good performance in Core business, despite weakness in Investment Bank, with PBT down 10% to Ł3.8bn Impairment (1,075) (937) Total operating expenses (8,314) (7,944) _ PCB and Barclaycard profits up 23% and 24% respectively - Litigation and conduct (86) (177) _ Africa Banking income up 8% and profits up 13% on a - Costs to achieve Transform (CTA) (223) (453) constant currency basis Adjusted profit before tax 4,264 3,840 “ Income fell 7% to Ł12.7bn, reflecting lower Investment Bank Tax (1,235) (1,234) income, particularly in Markets, and Africa Banking income due (354) (382) to currency movements NCI and other equity interests Adjusted attributable profit 2,675 2,224 “ NII for PCB, Barclaycard and Africa Banking increased 3% to Ł5.6bn reflecting growth in lending and margin Adjusted financial performance measures Return on average tangible equity 19.3% 13.5% “ Continued strong credit quality led to improved impairment of 13% Return on average equity 15.1% 11.0% Cost : income ratio 61% 63% “ Cost discipline continued from Q1, with operating expenses down 4% to Ł7.9bn (down 7% excluding CTA) Dec-13 Jun-14 CRD IV RWAs Ł333bn Ł324bn “ Core attributable profit was Ł2.2bn Average allocated equity1 Ł36.6bn Ł40.6bn “ Core RoE was 11% (12.6% excluding CTA) on allocated equity PRA leverage exposure2 Ł1trn Ł951bn of Ł40.6bn BCBS leverage exposure2 c.Ł970bn 1 Average allocated equity for preceding 6 months | 2 Respective estimated leverage exposure calculations reflecting Barclays_ current understanding of the regulatory requirements and guidance, and their application in the industry | 5 | Fixed Income Investor Presentation _ 2014 Interim Results

PERFORMANCE CAPITAL & LEVERAGE LIQUIDITY & FUNDING ASSET QUALITY CREDIT RATING APPENDIX—STRATEGY APPENDIX—DATA OVERVIEW Barclays Non-Core _ good start to RWA reduction Six months ended _ June (Łm) 2013 2014 Highlights Income 1,474 658 “ Attributable loss before tax reduced by 25% following significant declines in income, impairment and cost Impairment (556) (149) Total operating expenses (1,467) (934) “ RWAs reduced by Ł22bn mainly driven by disposals of both securities and loans and further RWA optimisation - Costs to achieve Transform (CTA) (418) (41) ” Average allocated equity reduced by Ł2bn to Ł14.5bn in H1 Loss before tax (673) (491) 2014 Tax 112 125 NCI and other equity interests “ Reduced loss and lower allocated equity reduced drag on (58) (98) Group RoE to 4.5% Attributable profit / (loss) (619) (464) “ Leverage exposure also reduced, with the PRA measure down Financial performance measures to Ł315bn, driven by reduction in PFE derivatives RoTE drag (10.2%) (6.0%) RoE drag (7.3%) (4.5%) Dec-13 Jun-14 CRD IV RWAs Ł109.9bn Ł87.5bn Average allocated equity1 Ł16.5bn Ł14.5bn PRA leverage exposure2 Ł400bn Ł315bn BCBS leverage exposure2 c.Ł385bn 1 Average allocated equity for preceding 6 months | 2 Respective estimated leverage exposure calculations reflecting Barclays_ current understanding of the regulatory requirements and guidance, and their application in the industry | 6 | Fixed Income Investor Presentation _ 2014 Interim Results

PERFORMANCE CAPITAL & LEVERAGE LIQUIDITY & FUNDING ASSET QUALITY CREDIT RATING APPENDIX—STRATEGY APPENDIX—DATA OVERVIEW Capital & Leverage 7 | Fixed Income Investor Presentation _ 2014 Interim Results

PERFORMANCE CAPITAL & LEVERAGE LIQUIDITY & FUNDING ASSET QUALITY CREDIT RATING APPENDIX—STRATEGY APPENDIX—DATA OVERVIEW Progressive strengthening of capital and leverage ratios reflect focused capital and balance sheet management Fully loaded CRD IV CET1 ratio (%)1 Highlights “ Continue to show good progress on our fully loaded CRD IV CET1 ratio and estimated PRA leverage ratio towards 2016 targets “ Fully loaded CRD IV CET1 ratio reached 9.9% at the end of June 2014, representing good progress towards our 2016 target of 10.5% >11% over 11% 9.1% 9.9% “ Estimated PRA leverage ratio increased to 3.4%, primarily reflecting a Ł99bn reduction in PRA leverage exposure and a 2 Ł2.3bn increase in PRA adjusted Tier 1 capital as a result of the 2013 H1 2014 2015 2016 recent T1 exchange Milestone Target “ With an estimated BCBS fully loaded Tier 1 leverage ratio of 3.4% Estimated leverage ratio (%)3 as at H1 2014, we already exceed the PRA_s request to meet a 3% leverage ratio on this calculation basis from 1 July 2014 “ Confident that our planned trajectory of capital and leverage positions us well to meet future regulatory requirements. >4% 3.4% 3.5% 3.0% 2013 H1 2014 2015 2016 Milestone Target 1 Based on our interpretation of the final CRD IV text and latest EBA technical standards | 2 Following the full implementation of CRD IV reporting in 2014, the previously reported 31 December 2013 RWAs have been revised by Ł6.9bn to Ł442bn and fully loaded CET1 ratio revised by (0.2)% to 9.1% . As at 31 March 2014, these figures were a Ł5.7bn increase and 0.1% decrease respectively I 3 Estimated 2013 leverage ratio is the PRA leverage ratio based on PRA adjusted FL CET1 capital and CRD IV and PRA qualifying T1 capital over PRA adjusted leverage exposure as defined in the PRA supervisory statement SS3/13, while the H1 2014 ratio and the leverage targets are estimated based on the BCBS Jan-14 calculation which excludes the headwind deductions to capital contained in the PRA definition of the ratio I 8 | Fixed Income Investor Presentation _ 2014 Interim Results

PERFORMANCE CAPITAL & LEVERAGE LIQUIDITY & FUNDING ASSET QUALITY CREDIT RATING APPENDIX—STRATEGY APPENDIX—DATA OVERVIEW Continued progress on the transition towards our _target_ end-state capital structure Evolution of capital structure Fully loaded CRD IV capital position “ Fully in 2016. loaded CRD IV The ratio was CET1 ratio at well in excess 9.9% of on the track to meet our 7% PRA regulatory target of target1 > 11% e17% 2 Total capital ratio “ Robust buffers to contingent capital triggers 16.0% Total capital ratio _ AT1 contingent capital: 290bps or Ł11.9bn 3.1% _ T2 contingent capital: 500bps or Ł20.6bn 3 T2 (incl. P2A) we period, we expect reaching 3.3% (Ł13.7bn) “ range As of 11.5 build CET1 capital -12% in end-state over the 4 transitional a T2 2.0% “ Accelerated transition towards our end-state capital structure by exchanging AT1 (incl. P2A) 9 non-CRD IV compliant T1 securities issued by Barclays Bank PLC for Ł2.3bn 1.8% (Ł7.5bn) Legacy T1 CCCB/ Max 1.5% Barclays of PRA and CRD IV PLC compliant equity convertible AT1 securities issued by 7 Internal buffer 1.1% (Ł4.3bn) AT1 Sectoral buffers 2.0% “ 13.9%) Fully loaded total and transitional capital total ratio increased to 15.0% capital ratio increased to 16.0% (31 December (31 2013: December G-SII 2013: 15.0%) 2.5% Further clarity required on and GLAC. In the meanwhile, to “ PLAC we continue Capital build towards our target end-state capital structure which assumes at least Conservation buffer 17% of total capital; final requirements subject to PRA discretion. 9.8% (Ł40.3bn) CET1 1.4% P2A Pillar 2A guidance “ As per PS7/135, PRA expects UK banks to meet Pillar 2A by 1 January 2015. 4.5% Barclays Pillar 2A requirement for 2014 is 2.5% 6: CET1 _ CET1 of 1.4% (assuming 56%) _ AT1 of 0.5% (assuming 19%) Barclays’ H1 2014 Barclays’ _ T2 of 0.6% (assuming 25%) capital structure ‘target’ end-state “ Individual capital guidance determining Pillar 2A will be set and (PRA Transitional) capital structure communicated at least annually, and will vary accordingly. 1 Being the higher of 7% PRA expectation and CRD IV capital requirements I 2 CRD IV rules on mandatory distribution restrictions apply from 1 January 2016 onwards based on transitional CET1 requirements I 3 Based on the CRD IV CET1 transitional (FSA October 2012 statement) the ratio was 12% as at 30 June 2014 I 4 Pillar 2A requirements for 2014 held constant out to end-state for illustrative purposes. The PRA buffer is assumed to be below the CBR of 4.5% in end-state albeit this might not be the case. CCCB, other systemic and sectoral buffer assumed to be zero I 5 The PRA intends to consult on its Pillar 2 proposal during 2014. The EBA is also developing guidelines on Pillar 2 capital which are likely to affect how the PRA approaches Pillar 2 | 6 Point in time assessment made at least annually, by the PRA, to reflect idiosyncratic risks not fully covered under Pillar 1. The PRA has stated (in CP5/13) that capital that firms use to meet their minimum requirements (Pillar 1 and Pillar 2A) cannot be counted towards meeting buffers | 7 Fully loaded AT1 capital of Ł4.6bn including Ł0.3bn of BAGL Minority interest 9 | Fixed Income Investor Presentation _ 2014 Interim Results

PERFORMANCE CAPITAL & LEVERAGE LIQUIDITY & FUNDING ASSET QUALITY CREDIT RATING APPENDIX—STRATEGY APPENDIX—DATA OVERVIEW Our plan incorporates the progressive implementation of CET1 requirements Regulatory targets, excluding internal buffer Key assumptions in this illustration CRD IV minimum CET1 requirement “ CET1 minimum requirements per PRA implementation of CRR Pillar 2A met with CET1 capital (varies annually) “ Pillar 2A met with CET1 capital for 2014 is 1.4% of RWAs; while Fully loaded combined buffer requirement, excluding CCCB subject to at least annual review, we hold it constant in 2019 Barclays fully loaded CRD IV CET1 ratio progression for illustration purposes PRA regulatory target1 “ Combined buffer requirement (and associated rules for Estimated Mgmt. mandatory distribution restrictions), consisting of 2.5% capital 10.5% 11.5 -12% buffer 9.9% d 1.5% conservation buffer and 2% G-SII buffer, transitions in from 1 10.4% as at 30 June 2014 January 2016 at 25% per annum 4.5% “ In 2019, we have assumed that the PRA buffer will be less than 4.5% combined buffer requirement; however, this may not be 7% 7% the case “ Countercyclical (CCCB), other systemic and sectoral buffers are 1.4% 1.4% currently assumed to be zero2 “ Internal management buffer, currently 1.5%, will be recalibrated over time and may be less than 1.5% by 2019. 4% 4.5% 4.5% Note: during 2014, the PRA will refresh its _PRA buffer_ following its stress testing exercise. In 2015, the combined CRD IV minimum 2014 2015 2019 requirements, Pillar 2A and PRA buffer may be greater than 7.0% . 1 Being the higher of 7% PRA expectation and CRD IV capital requirements | 2 These buffers could be applied at the Group level, or at a legal entity, sub-consolidated or portfolio level | 10 | Fixed Income Investor Presentation _ 2014 Interim Results

PERFORMANCE CAPITAL & LEVERAGE LIQUIDITY & FUNDING ASSET QUALITY CREDIT RATING APPENDIX—STRATEGY APPENDIX—DATA OVERVIEW We intend to manage our CET1 capital ratio to mitigate against the risk of mandatory distribution restrictions CET1 requirements1 (as at 1 January except H1 2014) “ Mandatory restrictions to discretionary distributions2 will apply to all European Minimum CET1 ratio Trajectory of fully loaded CET1 ratio, assuming >11% target is met banks, under CRD IV, from 1 January Pillar 2A after which we build towards 11.5 -12% in end state3 2016 (Art. 162.2 of CRD) Capital conservation buffer (CET1) Distributions subject to MDA restrictions “ As outlined in Art. 141 of CRD, G-SII buffer (CET1) Sliding scale of restrictions mandatory distribution restrictions apply 11.5 -12% if an institution fails to meet the 12% >11.0% combined buffer requirement (CBR)3 at 10.5% 9.9% 10.4% which point a Maximum Distributable 10% 9.3% Amount (MDA) is calculated on a 2.0% 8.2% 1.5% reducing scale 8% 7% 1.0% “ CBR is phased in from 2016. In end state, 2.5% 0.5% 1.3% 1.9% we intend to hold an internal 6% 0.6% 1.4% 1.4% 1.4% 1.4% 1.4% management buffer of up to 150bps 1.4% 4% above minimum regulatory capital 4.5% 4.5% 4.5% 4.5% 4.5% requirements providing prudent 2% 4.0% headroom to the MDA restriction point “ Until 1 January 2017, the assumed 0% effective floor for mandatory restrictions H1 2014 2015 2016 2017 2018 2019 on interest payment will be the 7% fully loaded CET1 trigger, stepping up to Estimated buffers1 (fully loaded CET1 ratio vs. 7% trigger and vs. MDA restrictions) 10.4% by 2019 when the CRD IV To 7% transitional rules are fully phased in c.Ł12bn c.Ł14bn > Ł16bn c.Ł17bn c.Ł18bn c.Ł18-20bn trigger “ Barclays expects to have full discretion in To MDA the allocation of permitted distributions n/a n/a > Ł16bn c.Ł12bn c.Ł9bn c.Ł4-6bn restriction within the MDA. 1 This analysis is presented for illustrative purposes only and is not a forecast of Barclays_ results of operations or capital position or otherwise. The analysis is based on certain assumptions (incl. meeting the >11% CET1 ratio target in 2016 , straight line progression towards 11.5 -12% in end-state, and that the P2A requirement for 2014 is constant out to 2019 which may not be the case as the requirement is subject to at least annual review) which cannot be assured and are subject to change I 2 Dividends on ordinary shares, interest payments in respect of AT1 securities and variable compensation I 3 As per Art. 128.6 of CRD: total CET1 capital required to meet the requirement for the capital conservation buffer, as well as an institution specific countercyclical buffer (CCCB), G-SII buffer, O-SII buffer and systemic risk buffer as applicable. For Barclays this is currently the 2.5% Capital Conservation Buffer and 2% G-SII buffer while the CCCB and other systemic risk and sectoral buffers are assumed to be zero. 11 | Fixed Income Investor Presentation _ 2014 Interim Results

PERFORMANCE CAPITAL & LEVERAGE LIQUIDITY & FUNDING ASSET QUALITY CREDIT RATING APPENDIX—STRATEGY APPENDIX—DATA OVERVIEW Continue to strengthen our leverage ratio and reduce leverage exposure PRA leverage exposure1 (Łbn) Highlights L&A and other assets2 Derivatives “ Estimated PRA leverage ratio improved further as a result of SFTs Undrawn commitments regulatory capital accretion and additional deleveraging PRA leverage ratio1 3.4% “ As at 30 June 2014, the ratio was 3.4%, exceeding the PRA_s expected leverage ratio of 3% 3.0% “ We continue to make good progress on deleveraging, reducing expected PRA leverage exposure by Ł99bn, including: 1,365 1,266 _ Ł54bn reduction in PFE on derivatives, including Ł18bn 179 from trade compression and tear ups 92 177 60 _ Ł32bn reduction in SFT exposures, primarily driven by netting, collateral and other optimisations 364 299 “ We continue to reposition the balance sheet for higher returning assets “ Estimated _BCBS 270 leverage ratio_ was 3.4% as at 30 June 730 730 2014. 3 FY 20133 H1 2014 1 Estimates based on current CRD IV and PRA guidance | 2 Loans and advances and other assets net of regulatory adjustments | 3 Dec-13 has been restated for IAS 32, resulting in a Ł2bn increase in the estimated PRA leverage exposure | 12 | Fixed Income Investor Presentation _ 2014 Interim Results

PERFORMANCE CAPITAL & LEVERAGE LIQUIDITY & FUNDING ASSET QUALITY CREDIT RATING APPENDIX—STRATEGY APPENDIX—DATA OVERVIEW Liquidity & Funding 13 | Fixed Income Investor Presentation _ 2014 Interim Results

PERFORMANCE CAPITAL & LEVERAGE LIQUIDITY & FUNDING ASSET QUALITY CREDIT RATING APPENDIX—STRATEGY APPENDIX—DATA OVERVIEW While the balance sheet totals Ł1.3tn (excl. BAGL), wholesale funding requirements are limited to Ł179bn Total balance sheet as at 30 June 2014 of Ł1.3tn (excl. BAGL) Highlights (Łbn) Ÿ Derivative assets and liabilities largely matched Derivatives, 325 Derivatives, 325 Matched funding Reverse repo, 172 Ł663bn Repo, 174 Ÿ Trading portfolio assets and reverse repurchase agreements are largely funded in wholesale markets by Trading portfolio assets, 59 Trading portfolio liabilities, 57 repurchase agreements and trading portfolio liabilities Other matched assets1, 107 Other matched liabilities1, 107 100% Group Customer loans & advances, 325 2 Customer deposits, 337 Ÿ Customer loans and advances largely funded by customer LDR deposits Ÿ Decreasing reliance on wholesale funding (Ł179bn as at 30 Liquidity pool3, 134 <1 year wholesale funds, 86 June 2014, down Ł61bn since 31 December 2012) >1 year wholesale funds, 93 Ÿ Group liquidity pool primarily funded by wholesale debt, Other assets3, 142 Other liabilities4, 25 with the remainder funded by customer deposits Equity, 61 Total Assets Total Liabilities & EquityŸ The pool is well in excess of short-term wholesale funds 1 Matched cash collateral and settlement balances | 2 The Group Loan to Deposit Ratio (LDR) includes BAGL, cash collateral and settlement balances | 3 Including L&A to banks, financial assets at fair value, AFS securities (excl. liquidity pool), unencumbered trading portfolio assets, and excess derivative assets | 4 Including excess cash collateral and settlement balances | 14 | Fixed Income Investor Presentation _ 2014 Interim Results

PERFORMANCE CAPITAL & LEVERAGE LIQUIDITY & FUNDING ASSET QUALITY CREDIT RATING APPENDIX—STRATEGY APPENDIX—DATA OVERVIEW Maintaining a robust liquidity position, with pool well in excess of internal and external minimum requirements High quality liquidity pool (Łbn) Key messages Cash & Deposits at Central Banks Government Bonds Other Available Liquidity “ The Group Liquidity pool increased by Ł7bn to Ł134bn “ Quality of the pool remains high despite on-going optimisation 150 of its composition: 127 134 19 22 22 _ 84% held in cash, deposits with central banks and high 46 quality government bonds 62 70 _ Over 85% of government bonds are securities issued by 85 UK, US, Japanese, French, German, Danish, Swiss and 43 42 Dutch sovereigns “ Even though not a regulatory requirement, our liquidity pool 2012 2013 H1 2014 exceeds wholesale debt maturing in less than a year Estimated1 CRD IV/Basel 3 liquidity ratios “ Additional significant sources of contingent funding in the form of high quality assets pre-positioned with central banks Metric H1 2014 2013 Expected 100% globally requirement date “ Continued strengthening of estimated CRD IV/Basel 3 liquidity LCR2 107% 96% 1 January 2018 ratios1: NSFR3 98% 95% 1 January 2018 _ Estimated LCR in excess of 100% expectation in January 2018 based on both the CRD IV rules as implemented by Surplus to 30-day Barclays-specific LRA the EBA and the Basel Standards _ Rules on the NSFR are still evolving and subject to H1 2014 2013 consultation. Expect to be in excess of 100% well ahead LRA 107% 104% of the 2018 implementation timeline even if rules were to be implemented in current form. Buffer Ł9bn Ł5bn 1 Includes a number of assumptions which are subject to change prior to the implementation of the CRD IV liquidity requirements | 2 LCR estimated based on CRD IV rules as implemented by the EBA. We previously estimated the ratio based on the Basel standards published in January 2013 I 3 Estimated based on our interpretation of the Basel Consultation Paper published in January 2014, including the requirement for 50% required stable funding against short-term reverse repos from non-banks. Without this interpretation of the requirement, which did not exist in the 2010 Basel publication, the NSFR would have been 113%. Further changes to the rules are expected prior to the Basel Committee_s finalisation of the rules and implementation by local regulators ahead of the target 2018 compliance date | 15 | Fixed Income Investor Presentation _ 2014 Interim Results

PERFORMANCE CAPITAL & LEVERAGE LIQUIDITY & FUNDING ASSET QUALITY CREDIT RATING APPENDIX—STRATEGY APPENDIX—DATA OVERVIEW We maintain access to stable and diverse sources of funding, across customer deposits and wholesale debt Significant increase in deposit funding (Łbn) Key messages “ Group Loan to Deposit Ratio (LDR) and the LDR for PCB, 110% 101% 100% Barclaycard and Africa Banking broadly unchanged at 100% 500 and 92% respectively1 450 400 “ Excess customer deposits in PCB, Barclaycard and Africa 350 Banking are predominantly used to fund the liquidity buffer 300 250 444 443 requirements for these businesses, making them broadly self 200 385 424 429 432 funded 150 100 “ In line with the 2014 funding plan, the Group issued Ł9bn of 50 term funding net of early redemptions during H1 2014. 0 Additionally, the Group raised Ł6bn through participation in 2012 2013 H1 2014 the Bank of England_s Funding for Lending Scheme. Group LDR Deposits from customers L&A to customers Total funding (excl. Barclays Africa Group Limited) 2014 Funding Plan Customer deposits Secured term funding Sub. debt “ Ł24bn of term debt maturing in 2014, with Ł12bn remaining. A Short term debt and other deposits Unsecured term funding further Ł24bn maturing in 2015 Ł540bn “ We intend to maintain access to diverse wholesale funding, Ł522bn Ł509bn through different products, currencies, maturities and channels 16% 14% 13% issuance opportunities across 14% “ We will continue to look for 20% 15% 7% 5% public and private unsecured, and secured transactions, and 7% 4% 4% 4% subordinated debt, and still be materially below overall maturities for the year 53% 62% 63% “ Secured debt issuance from established platforms expected to continue supporting unsecured issuances, contributing to the stability and diversity of our funding base. 2012 2013 H1 2014 1 LDR for PCB, Barclaycard and Africa Banking also includes the Non-Core (retail) deposits 16 | Fixed Income Investor Presentation _ 2014 Interim Results

PERFORMANCE CAPITAL & LEVERAGE LIQUIDITY & FUNDING ASSET QUALITY CREDIT RATING APPENDIX—STRATEGY APPENDIX—DATA OVERVIEW Continue to access diverse wholesale funding sources across multiple products, currencies and maturities Wholesale funding by product (as at 30 June 2014) Key Messages Deposits from banks “ Overall stock of wholesale funding continues to fall as we de-13% CDs and CPs lever the balance sheet, with total wholesale funding (excluding 10% 7% repurchase agreements) of Ł179bn as at 30 June 2014, a ABCPs reduction of Ł61bn since 2012 (31 December 2013: Ł186bn) 15% Public benchmark MTNs 14% Privately placed MTNs 3% _ Ł86bn matures in less than one year, while Ł22bn matures Covered bonds / ABS 12% 1 within one month (31 December 2013: Ł82bn and Ł20bn Subordinated liabilities 27% respectively) Other 2 “ Ł9bn of term funding (net of early redemptions) issued in H1 By remaining maturity1: WAM net of liquidity pool e 80 months 2014, including: _ c.Ł6bn equivalent of public benchmark senior unsecured 12% d1 month issuance across 7 senior deals, accessing the USD, EUR, 24% >1 mth but d3 mths AUD and Yen markets 14% >3 mths but d6 mths >6 mths but d9 mths _ $1.3bn of US credit card backed securities, as well as 6% >9 mths but d12 mths Ł750m UK credit card backed securities after period-end 18% > 1 year but d2 years 5%11% > 2 year but d5 years “ Additional Ł6bn raised through participation in the Funding for 10% > 5 years Lending Scheme, taking the total net amount raised to Ł12bn “ We have Ł12bn of term funding maturing in the remainder of By currency1 USD EUR GBP Others this year. We expect to look for issuance opportunities across unsecured, secured and capital and still be materially below As at 30 June 2014 35% 36% 18% 11% overall maturities for the year of Ł24bn. As at 31 December 2013 35% 36% 19% 10% 1 Given different accounting treatments, AT1 capital is not included in outstanding subordinated liabilities, while T2 contingent capital notes are included | 2 Primarily comprised of fair valued deposits (Ł4bn) and secured financing of physical gold (Ł5bn) | 17 | Fixed Income Investor Presentation _ 2014 Interim Results

PERFORMANCE CAPITAL & LEVERAGE LIQUIDITY & FUNDING ASSET QUALITY CREDIT RATING APPENDIX—STRATEGY APPENDIX—DATA OVERVIEW Asset quality 18 | Fixed Income Investor Presentation _ 2014 Interim Results

PERFORMANCE CAPITAL & LEVERAGE LIQUIDITY & FUNDING ASSET QUALITY CREDIT RATING APPENDIX—STRATEGY APPENDIX—DATA OVERVIEW Group impairment improved 33%, with positive trends across businesses Retail loan loss rate (bps)1 Key Messages H2 2013 332 “ Declining Loan Loss Rate (LLR) trend across H1 2014 311 all businesses reflecting Barclays_ well-managed and conservative risk profile 180 162 “ The Group annualised LLR of 45bps remains 94 85 91 80 significantly below the longer term average of 78 54 90bps 25 19 “ Group credit impairment charges and other Personal & Africa Banking Barclaycard Core Non-Core Group provisions improved 33% year on year to Corporate Ł1,086m (31 December 2013: Ł1,631m), Banking principally reflecting lower charges in Personal & Corporate Banking, Barclays Non-Core and Wholesale loan loss rate (bps)1 Africa Banking H2 2013 133 “ Retail and wholesale LLRs declining across all H1 2014 businesses in line with improving macro economic conditions. 56 34 24 38 36 37 (3) 16 9 14 Annualised impairment charge (4) LLR Gross loans and advances Investment Bank Personal & Africa Banking Core Non-Core Group Corporate Banking 1 Annualised | 19 | Fixed Income Investor Presentation _ 2014 Interim Results

PERFORMANCE CAPITAL & LEVERAGE LIQUIDITY & FUNDING ASSET QUALITY CREDIT RATING APPENDIX—STRATEGY APPENDIX—DATA OVERVIEW Core impairment reduced across all businesses Impairment charge (Łm) “ Continued improvement in asset quality, with Core impairment Impairment falling 13% to Ł937m, with reductions across all businesses charge “ Expect credit risk metrics and conditions to remain broadly 1,075 937 stable H1 13 H1 14 CRL coverage ratio (Łm) 56.9% 56.7% “ Loan growth in PCB and Barclaycard has not been to the 5,000 detriment of asset quality CRL coverage 4,500 50.0% ratio “ Core impairment allowances and coverage ratios continue to Impairment 4,000 4,569 4,514 30.0% remain stable allowance 3,500 10.0% 31-Dec-13 30-Jun-14 90-day delinquency trends UK “ UK and SA mortgage delinquency rates remained broadly mortgages stable, reflecting high quality mortgage books South Africa 0.7% “ Delinquency trends on unsecured lending portfolio also remain mortgages benign 0.2% Q1 13 Q2 13 Q3 13 Q4 13 Q1 14 Q2 14 20 | Fixed Income Investor Presentation _ 2014 Interim Results

PERFORMANCE CAPITAL & LEVERAGE LIQUIDITY & FUNDING ASSET QUALITY CREDIT RATING APPENDIX—STRATEGY APPENDIX—DATA OVERVIEW Reduced exposure to Eurozone periphery Exposures by geography (Łbn) Key Messages Spain Italy Portugal Ireland “ Active management of exposure to Eurozone periphery countries 59.0 52.8 4.9 7.9 47.1 “ Continuous reduction in exposure to Spain, Italy, Portugal and 6.7 Ireland reduced, down 11% to Ł47.1bn in H1 2014 as financial 6.3 4.6 5.4 institution exposures decreased to Ł4.4bn and residential 22.7 20.6 19.8 mortgage exposure decreased to Ł29.3bn “ Barclays repaid €3bn of funding raised through the ECB_s three 23.5 19.2 17.3 year LTRO during 2013, leaving €5bn outstanding as at 30 June 2014 (31 December 2012: €8bn) 2012 2013 H1 2014 “ Local net funding mismatches remained stable in H1 2014 Exposures by asset class (Łbn) _ Spain: €2.4bn funding surplus Sovereign Financial institutions Corporate _ Portugal: €2.6bn funding gap Residential mortgages Other retail lending _ Italy: €10.8bn funding gap1 59.0 52.8 “ We will explore options to exit our European retail and 6.2 47.2 5.8 5.0 corporate exposures or materially reduce the capital they 32.5 consume. 31.3 29.3 9.2 6.9 6.2 5.7 6.5 2.2 5.4 2.2 4.4 2012 2013 H1 2014 1 Redenomination risk significantly lower in Italy where we also have collateral available to support additional secured funding should the risk increase 21 | Fixed Income Investor Presentation _ 2014 Interim Results

PERFORMANCE CAPITAL & LEVERAGE LIQUIDITY & FUNDING ASSET QUALITY CREDIT RATING APPENDIX—STRATEGY APPENDIX—DATA OVERVIEW Barclays Non-Core _ encouraging progress on RWA reductions RWA reduction (Łbn) Highlights Businesses Securities and Loans “ RWA reductions concentrated in Securities and Loans Derivatives Operational Risk and DTA “ Sales and paydowns accounted for Ł12bn of the RWA decrease 110 _ Majority came from the reduction of non-agency RMBS 9 inventory, repayment of leveraged loan positions and further 12 action on structured assets 8 87 “ Maturity run-off includes the natural attrition of derivatives and 2 33 European retail and corporate run-off 10 “ Limited market risk in residual Non-Core Investment Bank 29 “ European retail assumed to remain in Non-Core and represents c.Ł15bn of target RWAs in 2016 44 80 28 50 24 20 Dec-13 Sales and Maturity Efficiencies Jun-14 2014 2016 paydowns run-off target target 22 | Fixed Income Investor Presentation _ 2014 Interim Results

PERFORMANCE CAPITAL & LEVERAGE LIQUIDITY & FUNDING ASSET QUALITY CREDIT RATING APPENDIX—STRATEGY APPENDIX—DATA OVERVIEW Credit ratings 23 | Fixed Income Investor Presentation _ 2014 Interim Results

PERFORMANCE CAPITAL & LEVERAGE LIQUIDITY & FUNDING ASSET QUALITY CREDIT RATING APPENDIX—STRATEGY APPENDIX—DATA OVERVIEW Barclays_ credit ratings remain strong and in line with peers_ As at 30 June 2014 Key Messages Barclays PLC Barclays Bank PLC “ Barclays_ ratings and outlooks have been adversely impacted by: Standard & Poor_s _ Global economic slowdown and prolonged crisis in Long Term A- (Negative) A (Negative) the Eurozone area Short Term A-2 A-1 _ Credit rating agency reassessments of risks inherent Stand-Alone Credit Profile (SACP) n/a bbb+ with large and complex capital market operations Moody_s “ Current ratings reflect Barclays            strong franchise_, _diverse revenue streams_, _good asset quality relative to Long Term A3 (Negative) A2 (Negative) peers_, _historically less volatile earnings than peers_ and _sound financial profile_ Short Term P-2 P-1 “ Barclays expects rating agencies to gradually remove Bank Financial Strength (BFS) n/a C- (Stable) sovereign support notches for all UK banks. How many Fitch notches and over what period of time is currently unclear Long Term A (Stable) A (Stable) “ S&P downgraded BBPLC_s long term rating outlook in April 2014 to Negative from Stable, as part of a wider Short Term F1 F1 review of sovereign support in the context of European bank ratings. The Negative outlook reflects the potential Visibility Rating a a removal of up to two notches of support by the end of DBRS 2015. Long Term n/a AA low (Stable) Short Term n/a R-1 middle (Stable) 24 | Fixed Income Investor Presentation _ 2014 Interim Results

PERFORMANCE CAPITAL & LEVERAGE LIQUIDITY & FUNDING ASSET QUALITY CREDIT RATING APPENDIX—STRATEGY APPENDIX—DATA OVERVIEW Barclays prudently manages and reserves for potential rating actions in the liquidity pool Contractual credit rating downgrade exposure “ Potential outflows related to a multiple-notch credit (as at 31 December 2013) downgrade are included in the Liquidity Risk Appetite (LRA) Total cumulative cash outflow “ The table on the right hand side shows contractual collateral One-notch Two-notch (Łbn) requirements and contingent obligations following potential future one and two notch long-term and associated short-term Securitisation derivatives 7 8 simultaneous downgrades across all credit rating agencies1 Contingent liabilities 6 6 Derivatives margining—1 Liquidity facilities 1 2 Total 14 17 1 These numbers do not include the potential liquidity impact from loss of unsecured funding, such as from money market funds or loss of secured funding capacity | 25 | Fixed Income Investor Presentation _ 2014 Interim Results

PERFORMANCE CAPITAL & LEVERAGE LIQUIDITY & FUNDING ASSET QUALITY CREDIT RATING APPENDIX—STRATEGY APPENDIX—DATA OVERVIEW Summary “ A diversified international bank focused on delivering improved and more sustainable Business model returns “ Concentrating on our high growth opportunities where we have competitive advantage, eliminating marginal businesses and sharpening our focus on costs. “ Strengthened capital position with plan to deliver fully loaded CRD IV CET1 ratio Capital of more than 11% in 2016 “ Building on good track record in reducing RWAs as we run-down Barclays Non-Core and reinvest in Core businesses outside of the Investment Bank. “ Estimated PRA Leverage ratio of 3.4% as at 30 June 2014, well in excess of the PRA_s Leverage expected leverage ratio of 3% by June 2014. Estimated BCBS leverage ratio of 3.4% “ Aim to deliver a leverage ratio above 4% in 2016 with flexible plan to adapt to higher requirement in end-state if required. “ Diversified funding base, combining customer deposits and wholesale funding, in multiple Liquidity & funding currencies and different maturities “ Robust liquidity position, well positioned to meet anticipated future regulatory requirements. “ Proactive and practical approach to managing regulatory changes, including structural Regulation reform “ Established track record of adapting to regulatory change. 26 | Fixed Income Investor Presentation _ 2014 Interim Results

PERFORMANCE CAPITAL & LEVERAGE LIQUIDITY & FUNDING ASSET QUALITY CREDIT RATING APPENDIX—STRATEGY APPENDIX—DATA OVERVIEW Appendix—Strategy 27 | Fixed Income Investor Presentation _ 2014 Interim Results

PERFORMANCE CAPITAL & LEVERAGE LIQUIDITY & FUNDING ASSET QUALITY CREDIT RATING APPENDIX—STRATEGY APPENDIX—DATA OVERVIEW Repositioning and simplifying Barclays Rightsizing and focusing the Investment Bank Establishing a dedicated Non-Core unit and a new Personal & Corporate Banking business Allocating capital to growth businesses Delivering a structurally lower cost base Generating higher and more sustainable returns 28 | Fixed Income Investor Presentation _ 2014 Interim Results

PERFORMANCE CAPITAL & LEVERAGE LIQUIDITY & FUNDING ASSET QUALITY CREDIT RATING APPENDIX—STRATEGY APPENDIX—DATA OVERVIEW 2016 Transform financial commitments 1 Capital CRD IV FL CET1 ratio >11.0% Group 2 Leverage Leverage ratio >4.0% 3 Dividend Payout ratio 40-50% 4 Returns Adjusted RoE >12% Barclays Core 5 Cost Adjusted operating expenses <Ł14.5bn Barclays Non-Core 6 Returns Drag on adjusted RoE <(3%) 29 | Fixed Income Investor Presentation _ 2014 Interim Results

PERFORMANCE CAPITAL & LEVERAGE LIQUIDITY & FUNDING ASSET QUALITY CREDIT RATING APPENDIX—STRATEGY APPENDIX—DATA OVERVIEW Reorganising to a simpler, focused and balanced structure Barclays Group _ H1 2014 Personal & Africa Investment Barclays Non-Core Barclaycard Corporate Banking Banking Bank (BNC) PBT Ł1,468m PBT Ł764m PBT Ł484m PBT Ł1,058m LBT Ł491m RoE 12.1% RoE 18.9% RoE 9.6% RoE 5.7% RoE drag 4.5% RWAs Ł117.9bn RWAs Ł37.7bn RWAs Ł36.5bn RWAs Ł125.5bn RWAs Ł87.5bn H1 2014 adjusted results1 Income Ł12.7bn Return on average equity (RoE)2 11.0% Impairment (Ł0.9bn) Return on tangible equity (RoTE) 13.5% Operating expenses (Ł7.9bn) Risk weighted assets (RWA) Ł324bn Profit before tax Ł3.8bn Average allocated equity Ł41bn 1 Includes Head Office as part of Core, representing Ł6bn RWAs and Ł66m profit before tax | 2 Excluding CTA Core RoE was 12.6% | 30 | Fixed Income Investor Presentation _ 2014 Interim Results

PERFORMANCE CAPITAL & LEVERAGE LIQUIDITY & FUNDING ASSET QUALITY CREDIT RATING APPENDIX—STRATEGY APPENDIX—DATA OVERVIEW <15% Reducing and reallocating RWAs to drive growth and returns 2013 pre-resegmentation (Łbn) 2013 post-resegmentation estimate (Łbn) 2016 guidance (Łbn) Leverage exposure Ł1.4tn Ł1.4tn c.Ł1.1tn 1 RWAs Ł436bn Ł436bn c.Ł400bn c.55% BNC BNC 26% c.115 c.50 <15% Retail and +15% Commercial 49% 214 Core Core 46% (excl. IB) (excl. IB) c.55% c.200 c.230 Investment Maintained Bank 51% 222 Core IB Core IB 28% c.120 d30% c.120 The Core Investment Bank will represent no more than 30% of the Group_s RWAs 1 2016 leverage exposure estimated on the basis of calculation methodology set out in BCBS Jan-14 proposals. All other regulatory metrics calculated on a CRD IV basis 31 | Fixed Income Investor Presentation _ 2014 Interim Results Preliminary numbers as presented at the Group Strategy Update on 8th May

PERFORMANCE CAPITAL & LEVERAGE LIQUIDITY & FUNDING ASSET QUALITY CREDIT RATING APPENDIX—STRATEGY APPENDIX—DATA OVERVIEW Rebalanced Investment Bank as a proportion of the Group Group RWA splits _ June 2014 Group Income splits _ June 2014 Investment Investment Bank Bank 31% 32% Macro 9% Rest of Group Rest of Group 69%1 68%1 5% 21% 13% 29% 33% 9% 16% 9% PCB Barclaycard Africa Banking BNC 1 Head office has 1% of RWAs and 1% of income 32 | Fixed Income Investor Presentation _ 2014 Interim Results

PERFORMANCE CAPITAL & LEVERAGE LIQUIDITY & FUNDING ASSET QUALITY CREDIT RATING APPENDIX—STRATEGY APPENDIX—DATA OVERVIEW Non-Core will be tightly managed to reduce RWAs and leverage Anticipated RWA reduction of c.55% by 2016 (Łbn) Anticipated reduction in leverage exposure of c.55% by 2016 (Łbn) c.400 c.55% c.115 c.55% Non-IB 25 c.300 c.80 c.50 c.1801 IB 90 2013 2014 2016 2013 2014 2016 “ Sales and run-off expected to drive RWA reductions “ Leverage exposure to reduce by 55%, as assets attracting significant leverage regulatory add-ons are exited and/or more “ Remaining RWAs at end of 2016 are assumed to be primarily efficiently netted European mortgages and long-dated counterparty credit risk from our pre-CRD IV Rates portfolio “ Reduction in the Non-Core demonstrates scale of exit over the planned period “ Progress will not always be linear and may be dependent on market conditions “ Anticipate meaningful reduction in 2014, with greater reductions in 2015-16 Preservation of net tangible asset value of the Group will be a priority as RoE drag is reduced from c.6% in 2013 to <3% in 2016 1 2016 leverage exposure estimated on the basis of calculation methodology set out in BCBS Jan-14 proposals. All other regulatory metrics calculated on a CRD IV basis | 33 | Fixed Income Investor Presentation _ 2014 Interim Results Preliminary numbers as presented at the Group Strategy Update on 8th May

PERFORMANCE CAPITAL & LEVERAGE LIQUIDITY & FUNDING ASSET QUALITY CREDIT RATING APPENDIX—STRATEGY APPENDIX—DATA OVERVIEW Investment Bank assets are majority of Non-Core Portfolios and businesses included: Preliminary 2013 Income RWAs Split of 2013 (Łm) (Łbn) Non-strategic RWAs (Łbn) businesses Portfolio and Other Assets Book Portfolio Assets Book 142 24 c.10 Pre-CRD IV Rates portfolio (140) 22 24 Investment Investment Bank Bank 2 47 Exit Quadrant Assets Exit Quadrant c.35 Assets c.710 c.35 Trading book run-off Trading 22 book run-off Non-strategic businesses and other c.785 c.10 Pre-CRD IV Rates portfolio Additional Non-Core assets c.1,495 c.45 “ _Trading book run-off_ comprises Non-Core elements of Total Investment Bank Non-Core c.1,500 c.90 commodities, emerging markets, fixed income financing and securitised products “ Counterparty credit risk is included in pre-CRD IV Rates portfolio, Portfolio Assets Book and Trading book run-off “ Leverage exposure related to Investment Bank Non-Core is estimated at c.Ł340bn 34 | Fixed Income Investor Presentation _ 2014 Interim Results Preliminary numbers as presented at the Group Strategy Update on 8th May

PERFORMANCE CAPITAL & LEVERAGE LIQUIDITY & FUNDING ASSET QUALITY CREDIT RATING APPENDIX—STRATEGY APPENDIX—DATA OVERVIEW Selected corporate, retail and other assets constitute remainder of Non-Core Portfolios and businesses included: Preliminary 2013 Income RWAs Split of 2013 (Łm) (Łbn) CRD IV RWAs Other retail assets Europe Retail Exit Quadrant Europe retail Exit Quadrant 118 9 Fair value Corporate loans c.2 Corporate Europe Exit Quadrant 80 3 c.2 Non-Core non-UK 9 Existing corporate operations c.2 Europe and Europe and Corporate Corporate 198 12 Exit Quadrant Assets Exit Quadrant Assets Additional Europe retail assets c.530 c.7 c.7 Additional 3 Europe retail assets Non-Core non-UK Corporate operations c.80 c.2 Corporate Europe Exit Quadrant Fair value, long dated Corporate loans c.(100) c.2 “ Europe retail will be managed as a going concern as options are assessed Other retail assets c.290 c.2 “ Europe retail principally relates to high quality mortgage portfolios in Spain and Italy which run-down organically at c.9% per year and have stable average >90 day delinquency rate of Additional Non-Core assets c.800 c.15 80bps “ The additional Non-Core assets include Ł15.7bn of fair value, Total other Non-Core c.1,000 c.25 long dated Corporate loans “ Leverage exposure related to these Non-Core assets is estimated at c.Ł60bn 35 | Fixed Income Investor Presentation _ 2014 Interim Results Preliminary numbers as presented at the Group Strategy Update on 8th May

PERFORMANCE CAPITAL & LEVERAGE LIQUIDITY & FUNDING ASSET QUALITY CREDIT RATING APPENDIX—STRATEGY APPENDIX—DATA OVERVIEW Core businesses expected to maintain average adjusted RoE >12% on a much higher equity base % Core >12 c.12 Non-Core c.3 drag <3% c.9-10 c.6 6.1 4.5 1.6 Group >9% 3.5 1.0 2013 Adjusting 2013 CTA 2013 Non-core 2013 2013-16 Proforma Income growth/ 2016 Core Statutory RoE items Adjusted RoE Adjusted RoE drag Core RoE Capital core RoE cost reduction adjusted RoE excl. CTA accretion target Group Core Core Average allocated equity (Łbn) 53 c.36 48-50 Core businesses estimated to deliver adjusted RoE excluding CTA Returns target takes into account increase in the total equity of >12% by 2016, achieved through: base to meet CET1 and leverage ratio targets “ Net Core cost savings of greater than Ł1.7bn These plans will reduce the RoE drag from Barclays Non-Core from c.6% to <3% in 2016, of which c.50bps is Europe retail “ Growth in our retail and corporate franchises and selected IB businesses “ Continuous optimisation of Core Investment Bank RWAs 36 | Fixed Income Investor Presentation _ 2014 Interim Results Preliminary numbers as presented at the Group Strategy Update on 8th May

PERFORMANCE CAPITAL & LEVERAGE LIQUIDITY & FUNDING ASSET QUALITY CREDIT RATING APPENDIX—STRATEGY APPENDIX—DATA OVERVIEW Costs reduced across all businesses Operating expenses progress (Łm) H113 operating H114 operating CTA spend to Net decrease YoY Savings initiatives from CTA expenses¹ expenses¹ date “ 1,700 FTE reduction from increased customers_ self-serve PCB 2,754 2,554 200 499 “ Increased digitalisation and automation, including New Client Service operations, and streamlining of wealth business model “ Savings from increased customers_ self-serve through Barclaycard 874 822 52 85 _Digital_ and _Instant_ processes and applications “ Savings from rationalisation of branch footprint and integrating technology across Africa Africa Banking 1,230 1,082 148 43 “ Cost increases from investments and inflation more than offset by local currency depreciation “ Front Office restructuring of c.800 FTE, plus additional Investment Bank 3,193 2,943 250 472 infrastructure savings Core 2 8,091 7,491 600 1,124 (excl. CTA) CTA 223 453 (230) Total Core 8,314 7,944 370 Total Non-Core “ Business exits, branch rationalisation in Europe and other 1,049 893 156 579 (excl. CTA) efficiency savings 1 Excluding CTA | 2 Includes Head Office costs of Ł41m and Ł91m in H113 and H114 respectively, and Ł24m of CTA spend to date 37 | Fixed Income Investor Presentation _ 2014 Interim Results

PERFORMANCE CAPITAL & LEVERAGE LIQUIDITY & FUNDING ASSET QUALITY CREDIT RATING APPENDIX—STRATEGY APPENDIX—DATA OVERVIEW Group Cost targets Group cost guidance1 (Łbn) Core cost targets1 (Łbn) Original Group cost target and interim guidance Revised Group cost guidance Core cost targets 19 18.7 c.(9%) c.(13%) 19 18 18 c.(10%) c.17 17 c.16.3 17 c.16.2 16 16 15 15 <14.5 14 14 13 13 2013 2014 2015 2013 2016 Costs to achieve Ł1.2bn c.Ł1.6bn c.Ł0.5bn 2 Transform (CTA) “ Of original Ł2.7bn CTA estimate, approximately Ł1.7bn has been spent to date; an additional Ł800m is required principally to reposition the Investment Bank, including a gross reduction of 7,000 FTE through to 2016 across Core and Non-Core “ 2016 Core cost target of <Ł14.5bn assumes constant currency rates and excludes large extraordinary items, such as conduct charges “ Majority of future savings expected to occur through headcount reductions and greater levels of automation in all businesses 1 Excludes provisions for PPI and IRHP redress, goodwill impairment and CTA | 2 Ł200m of additional CTA expected in 2016 across both Core and Non-Core 38 | Fixed Income Investor Presentation _ 2014 Interim Results

PERFORMANCE CAPITAL & LEVERAGE LIQUIDITY & FUNDING ASSET QUALITY CREDIT RATING APPENDIX—STRATEGY APPENDIX—DATA OVERVIEW Appendix—Data 39 | Fixed Income Investor Presentation _ 2014 Interim Results

PERFORMANCE CAPITAL & LEVERAGE LIQUIDITY & FUNDING ASSET QUALITY CREDIT RATING APPENDIX—STRATEGY APPENDIX—DATA OVERVIEW Core customer assets and NIM growth driving NII Core income Six months ended _ June (Łm) 2013 2014 “ Steady performance in PCB and Barclaycard Personal and Corporate Banking 4,305 4,361 _ PCB grew NII 7% driven by strong savings and mortgage growth, while fee income declined 10% Barclaycard 2,019 2,124 Africa Banking 2,055 1,773 _ Barclaycard grew NII 8% driven by volume growth “ Africa Banking income was up 8% excluding currency impact, Investment Bank 5,222 4,257 with NII up 11% on the same basis Total Core Income1 13,597 12,674 “ Investment Bank income fall reflected a decline in Markets Net interest margin2,3 (bps) “ NIM increased from 400 to 406 bps, measured across PCB, Barclaycard and Africa Banking 400 406 406 “ NII for these businesses grew 3% to Ł5.6bn, reflecting modest growth in both NIM and customer assets “ Risk-adjusted NIM remained very strong, reflecting disciplined H1 13 H2 13 H1 14 pricing and credit risk management Average customer assets and liabilities2 (Łbn) “ Average customer assets increased 1.7% to Ł276bn, with growth Customer liabilities in PCB and Barclaycard offsetting a decline in Africa Banking due 309 322 326 to currency moves 272 273 276 Customer assets H1 13 H2 13 H1 14 1 Includes Head Office income I 2 For Personal and Corporate Banking, Barclaycard and Africa Banking I 3 Using customer assets as the denominator | 40 | Fixed Income Investor Presentation _ 2014 Interim Results

PERFORMANCE CAPITAL & LEVERAGE LIQUIDITY & FUNDING ASSET QUALITY CREDIT RATING APPENDIX—STRATEGY APPENDIX—DATA OVERVIEW Capital Resources1 (Łm) 31 December 2013 30 June 2014 Shareholders’ equity (excluding non controlling interests) per the balance sheet 55,385 58,068 Less: Other equity instruments (recognised as AT1 capital) (2,063) (4,326) Adjustment to retained earnings for foreseeable dividends (640) (596) Minority interests (amount allowed in consolidated CET1) 1,238 1,171 Additional value adjustments (2,479) (2,492) Goodwill and intangible assets2 (7,618) (7,828) Other Deferred tax assets that rely on future profitability excluding temporary differences (1,045) (1,062) regulatory Fair value reserves related to gains or losses on cash flow hedges2 (270) (532) adjustments Negative amounts resulting from the calculation of expected loss amounts (2,106) (2,036) and deductions Gains or losses on liabilities at fair value resulting from own credit2 600 612 Other regulatory adjustments (119) (172) Direct and indirect holdings by an institution of own CET1 instruments (496) (25) Fully loaded Common Equity Tier 1 capital 40,387 40,782 Regulatory adjustments relating to unrealised gains2 (180) (513) PRA Transitional Common Equity Tier 1 capital 40,207 40,269 CRD IV RWAs (Łbn) 442.5 3 411.0 Fully Loaded Common Equity Tier 1 ratio 9.1% 9.9% PRA Transitional Common Equity Tier 1 ratio4 9.1% 9.8% 1 The Capital Requirements Regulation and Capital Requirements Directive implemented Basel 3 within the EU (collectively known as CRD IV) on 1 Jan 2014. The rules are supplemented by Regulatory Technical Standards (RTS) and the PRA_s rulebook, including the implementation of transitional rules., and are still subject to change as certain aspects of CRD IV are dependent on final RTSs and clarifications to be issued by the EBA and adopted by the EC and the PRA I 2 The capital impacts of these items are net of tax | 3 As part of the full implementation of CRD IV reporting in 2014, the previously reported 31 December 2013 RWAs have been revised by Ł6.9bn from to Ł442bn and fully loaded CET1 ratio revised by (0.2)% to 9.1% . As at 31 March 2014, these figures were a Ł5.7bn increase and 0.1% decrease respectively | 4 The CRD IV CET1 ratio (FSA October 2012 transitional statement) as applicable to Barclays_ Tier 2 Contingent Capital Notes was 12.0% based on Ł49.3bn of transitional CRD IV CET1 capital and Ł411bn RWAs. 41 | Fixed Income Investor Presentation _ 2014 Interim Results

PERFORMANCE CAPITAL & LEVERAGE LIQUIDITY & FUNDING ASSET QUALITY CREDIT RATING APPENDIX—STRATEGY APPENDIX—DATA OVERVIEW Estimated leverage exposure1 PRA Leverage exposure BCBS 270 Leverage exposure (Łbn) 31 December 2013 30 June 2014 30 June 2014 IFRS derivative financial instruments 355 333 333 Mark-to-market and margin netting adjustments for derivatives (288) (268) (298) Cash collateral pledged on derivatives 48 39 17 Potential Future Exposures on derivatives 249 195 195 Net written credit protection — 29 Total Derivatives 364 299 276 IFRS Reverse repurchase agreements and other similar secured lending 187 172 199 Remove: IFRS SFTs (187) (172) -Counterparty risk leverage exposure measure for SFTs 92 60 29 Total Securities Financing Transactions 92 60 228 Loans and advances and other assets 752 762 762 Weighted undrawn commitments 179 177 105 Regulatory deductions and other adjustments (22) (32) (18) Total other assets and adjustments 909 907 849 Total fully loaded leverage exposure 1,3651 1,266 1,353 Tier 1 capital 42.7 45.4 45.4 PRA deductions to CET1 capital (2.2) (2.2) PRA adjusted Tier 1 Capital 40.5 43.2 45.4 Fully loaded leverage ratio 3.0% 3.4% 3.4% 1 For basis if preparation, please refer to H1 2014 Results Announcement I 2 Dec-13 has been restated to include the impact of IAS 32 42 | Fixed Income Investor Presentation _ 2014 Interim Results

PERFORMANCE CAPITAL & LEVERAGE LIQUIDITY & FUNDING ASSET QUALITY CREDIT RATING APPENDIX—STRATEGY APPENDIX—DATA OVERVIEW Wholesale funding composition1 >3 >6 >1 month >9 months >1 year >2 years months months Total As at 30 June 2014 (Łbn) d1 month but d3 but d12 but d2 but d5 >5 years Total but d6 but d12 d1 year months months years years months months Deposits from banks 10.0 6.8 1.0 4.6 0.1 22.5 0.3 0.2—23.0 Certificates of deposit and 2.4 8.8 6.4 3.7 3.0 24.3 0.5 1.1 0.4 26.3 commercial paper Asset backed commercial paper 2.8 2.5 0.1 — 5.4 ——5.4 Senior unsecured MTNs 1.5 0.1 0.1 2.0 0.6 4.3 2.6 7.6 6.2 20.7 (public benchmark) Senior unsecured MTNs 1.3 2.4 2.5 4.1 3.1 13.4 7.8 15.5 11.9 48.6 (private placement) Covered bonds / ABS—3.2 0.2 4.0 1.7 9.1 3.8 4.1 7.3 24.3 Subordinated liabilities ——0.1—0.1—2.8 15.6 18.5 Other2 3.5 1.4 0.7 0.5 0.3 6.4 2.2 1.4 2.1 12.1 Total 21.5 25.2 11.0 19.0 8.8 85.5 17.2 32.7 43.5 178.9 Of which secured 5.0 6.7 0.9 4.5 1.9 19.0 4.2 4.4 7.4 35.0 Of which unsecured 16.5 18.5 10.1 14.5 6.9 66.5 13.0 28.3 36.1 143.9 Total as at 31 December 2013 20.3 24.0 15.5 15.9 6.3 82.0 27.1 33.8 42.6 185.5 Of which secured 4.6 3.7 1.4 3.5 0.7 13.9 7.3 6.5 7.2 34.9 Of which unsecured 15.7 20.3 14.1 12.4 5.6 68.1 19.8 27.3 35.4 150.6 1 The composition of wholesale funds comprises the balance sheet reported deposits from banks, financial liabilities at fair value, debt securities in issue and subordinated liabilities, excluding cash collateral and settlement balances. It does not include collateral swaps, including participation in the Bank of England_s Funding for Lending Scheme. Included within deposits from banks are Ł4bn of liabilities drawn in the European Central Bank_s 3 year LTRO. | 2 Primarily comprised of fair value deposits Ł4bn and secured financing of physical gold Ł5bn | 43 | Fixed Income Investor Presentation _ 2014 Interim Results

PERFORMANCE CAPITAL & LEVERAGE LIQUIDITY & FUNDING ASSET QUALITY CREDIT RATING APPENDIX—STRATEGY APPENDIX—DATA OVERVIEW Reduced exposure to the Eurozone As at 30 June 2014 (Łm) Spain Italy Portugal Ireland Total Sovereign 134 1,898 165 30 2,227 Financial institutions 753 681 43 2,972 4,449 Corporate 2,736 1,377 653 1,394 6,160 Residential mortgages 11,710 14,284 3,187 92 29,273 Other retail lending 1,984 1,592 1,370 88 5,034 Total1 17,317 19,832 5,418 4,576 47,143 Total as at 31 December 2013 19,245 20,628 6,262 6,658 52,793 1 Total net on-balance sheet exposure as at 30 June 2014 for Cyprus and Greece was Ł223m (2013: Ł175m) and Ł74m respectively (2013: Ł82m) 44 | Fixed Income Investor Presentation _ 2014 Interim Results

PERFORMANCE CAPITAL & LEVERAGE LIQUIDITY & FUNDING ASSET QUALITY CREDIT RATING APPENDIX—STRATEGY APPENDIX—DATA OVERVIEW In line with the European Bank Recovery & Resolution Directive the UK Banking Act will include a statutory bail-in power Overview Considerations for Bondholders “ Statutory bail-in of debt is a key part of the regulatory response to the “ The BRRD introduces seniority of deposits from natural persons and financial crisis aimed at avoiding the bail-out of failing financial SMEs over wholesale liabilities institutions with tax payer funds “ The scope of the UK bail-in power extends to include all outstanding “ European Bank Recovery and Resolution Directive (_BRRD_): a unsecured wholesale liabilities of original tenor greater than 7 days European-wide framework for the recovery and resolution of credit “ Liabilities issued prior to the introduction of the statutory bail-in institutions and investment firms: power, including those issued under non-EEA governing laws, are not _ statutory _bail-in_ power in respect of eligible liabilities, to be _excluded liabilities_ (i.e. all outstanding instruments with an original implemented in home state legislation by no later than 1 January tenor greater than 7 days may be subject to bail-in upon its 2016 (Article 130) introduction irrespective of issuance date) _ requirement for eligible liabilities governed by non-EEA laws to “ Guiding principle is that the ordinary creditor hierarchy should be include a contractual recognition by creditors that they are bound respected and that creditors holding eligible liabilities of equal rank by any exercise of the statutory bail-in power (Article 55). should be treated equally “ UK Banking Act: in anticipation of the BRRD, the UK Banking Act was “ In light of Article 55 of the BRRD, and as requested by the PRA, amended in 2013 to introduce a _bail-in option_ available to the UK Barclays has begun the process of including in the terms of its resolution authority, enabling it recapitalise a failed institution by wholesale term debt securities, governed by non-EEA laws, a provision allocating losses to its shareholders and unsecured creditors by writing acknowledging the scope of the UK bail-in power down and/or converting their claims to equity: “ Note, the inclusion of such an acknowledgement does not change the _ certain liabilities excluded from scope, such as insured deposits, ranking or treatment of such non-EEA law governed instruments secured liabilities (Section 48B(8)) relative to EEA law governed instruments in respect of a UK bail-in, _ powers to be exercised broadly in a manner that respects the rather it clarifies that all such instruments should be treated equally in hierarchy of claims in liquidation the event of a UK bail-in. _ principle that at least senior creditors should receive no less favourable treatment than they would have received in an insolvency. “ UK bail-in powers are currently the subject of consultation, however they are expected to be implemented at least by 1 Jan 2015, ahead of BRRD timeline. 45 | Fixed Income Investor Presentation _ 2014 Interim Results

PERFORMANCE CAPITAL & LEVERAGE LIQUIDITY & FUNDING ASSET QUALITY CREDIT RATING APPENDIX—STRATEGY APPENDIX—DATA OVERVIEW CRD IV—Regulatory timeline Timeframe based on Capital Requirements Regulation (CRR) and Capital Requirements Directive (CRD) published in June H1 2010 1 Jan 2011 1 Jan 2012 1 Jan 2013 1 Jan 2014 1 Jan 2015 1 Jan 2016 1 Jan 2017 1 Jan 2018 1 Jan 2019 Capital requirements Phased-in capital requirements CRD IV leverage ratio1 Supervisory Parallel run (Jan 2014 _ Jan 2017) Binding monitoring Public disclosures starts in Jan 2015 requirement Net Stable Funding Observation period Introductionof minimum Ratio (NSFR) requirement 60% Full Liquidity Coverage 2 compliance Phase in to full compliance compliance Ratio (LCR) required required Intraday liquidity Introductionof monthly monitoring tools3 reporting FSA/PRA’s Individual Liquidity Guidance Introduction (ILG)4 of ILG Fully phased-in main requirements “ Capital: minimum of 4.5% CET1 + 1.5% AT1 + 2% T2 (Art. 92 of CRR). Banks are also subject to capital buffers, including a capital conservation buffer of 2.5%, a countercyclical buffer of 0-2.5% (outside periods of stress) and a G-SII buffer of up to 2.5% (2% for Barclays) to be satisfied with CET1 “ CRD IV Leverage: minimum requirement still to be determined, but currently expected to be at 3% “ NSFR: available amount of stable funding to exceed required amount of stable funding, over a stress 1-year period (NSFR > 100%) “ LCR: stock of unencumbered high quality liquid assets to exceed net stressed cash outflow over 30 days (LCR > 100%). 1 Basel Committee is currently consulting on revisions to the leverage ratio framework including disclosure; please note that large UK banks have been requested to publicly disclose the ratio since 1 Jan 2013 | 2 Estimated LCR on a CRDIV basis as implemented by the EBA. Note that CRDIV requires full compliance by 1 Jan 2018 with a phased implementation in the preceding years. LCR compliance of 60% in 2015 increases by 10% in 2016 & 2017 with a further 20% increase in 2018 | 3 As per _Monitoring tools for intraday liquidity management_, April 2013 | 4 Short-term liquidity stress test, broadly comparable to the LCR under Basel 3; as per its August 2013 announcement, the PRA has relaxed the ILG requirements for major UK banks to approximate 80% LCR | 46 | Fixed Income Investor Presentation _ 2014 Interim Results

Contact—Debt Investor Relations Team Richard Caven Sofia Lonnqvist Julie Stanzl +44 (0)20 7116 2809 +44 (0)20 7116 5716 +44 (0)20 7116 7748 richard.caven@barclays.com sofia.lonnqvist@barclays.com julie.stanzl@barclays.com Website: barclays.com/barclays-investor-relations.html 47 | Fixed Income Investor Presentation _ 2014 Interim Results

Disclaimer Important Notice The information, statements and opinions contained in this document do not constitute a public offer under any applicable legislation or an offer to sell or solicitation of any offer to buy any securities or financial instruments or any advice or recommendation with respect to such securities or other financial instruments. Forward-looking statements This document contains certain forward-looking statements within the meaning of Section 21E of the US Securities Exchange Act of 1934, as amended, and Section 27A of the US Securities Act of 1933, as amended, with respect to certain of the Barclays Group_s (the Group) plans and its current goals and expectations relating to its future financial condition and performance. Barclays cautions readers that no forward-looking statement is a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking statements. These forward-looking statements can be identified by the fact that they do not relate only to historical or current facts. Forward-looking statements sometimes use words such as _may_, _will_, _seek_, _continue_, _aim_, _anticipate_, _target_, _projected_, _expect_, _estimate_, _intend_, _plan_, _goal_, _believe_, _achieve_ or other words of similar meaning. Examples of forward-looking statements include, among others, statements regarding the Group_s future financial position, income growth, assets, impairment charges and provisions, business strategy, capital, leverage and other regulatory ratios, payment of dividends (including dividend pay-out ratios), projected levels of growth in the banking and financial markets, projected costs or savings, original and revised commitments and targets in connection with the Transform Programme, and Group Strategy Update, run down of assets and businesses within Barclays non-core, estimates of capital expenditures and plans and objectives for future operations, projected employee numbers and other statements that are not historical fact. By their nature, forward-looking statements involve risk and uncertainty because they relate to future events and circumstances. These may be affected by changes in legislation, the development of standards and interpretations under International Financial Reporting Standards (IFRS), evolving practices with regard to the interpretation and application of accounting and regulatory standards, the outcome of current and future legal proceedings and regulatory investigations, future levels of conduct provisions, the policies and actions of governmental and regulatory authorities, geopolitical risks and the impact of competition. In addition, factors including (but not limited to) the following may have an effect: capital, leverage and other regulatory rules (including with regard to the future structure of the Group) applicable to past, current and future periods; UK, US, Africa, Eurozone and global macroeconomic and business conditions; the effects of continued volatility in credit markets; market related risks such as changes in interest rates and foreign exchange rates; effects of changes in valuation of credit market exposures; changes in valuation of issued securities; volatility in capital markets; changes in credit ratings of the Group; the potential for one or more countries exiting the Eurozone; the implementation of the Transform Programme; and the success of future acquisitions, disposals and other strategic transactions. A number of these influences and factors are beyond the Group_s control. As a result, the Group_s actual future results, dividend payments, and capital and leverage ratios may differ materially from the plans, goals, and expectations set forth in the Group_s forward-looking statements. Additional risks and factors are identified in our filings with the U.S. Securities and Exchange Commission (SEC) including our Annual Report on Form 20-F for the fiscal year ended 31 December 2013, which are available on the SEC_s website at http://www.sec.gov. Any forward-looking statements made herein speak only as of the date they are made and it should not be assumed that they have been revised or updated in the light of new information or future events. Except as required by the Prudential Regulation Authority, the Financial Conduct Authority, the London Stock Exchange plc (the LSE) or applicable law, Barclays expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Barclays_ expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. The reader should, however, consult any additional disclosures that Barclays has made or may make in documents it has published or may publish via the Regulatory News Service of the LSE and/or has filed or may file with the SEC. 48 | Fixed Income Investor Presentation _ 2014 Interim Results

Disclaimer (continued) Barclays has filed a registration statement (including a prospectus) and has filed, or will file, a prospectus supplement with the U.S. Securities and Exchange Commission (_SEC_) for the offering of securities to which this document relates. Before you invest, you should readthe prospectus in that registration statement, the prospectus supplement relating to the offering of the Securities (when filed) and other documents that Barclays will file with the SEC. You may get these documents for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the prospectus from Barclays Capital Inc. by calling 1-888-603-5847. Certain non-IFRS Measures Barclays management believes that the non-International Financial Reporting Standards (non-IFRS) measures included in this document provide valuable information to readers of its financial statements because they enable the reader to identify a more consistent basis for comparing the business_ performance between financial periods, and provide more detail concerning the elements of performance which the managers of these businesses are most directly able to influence or are relevant for an assessment of the Group. They also reflect an important aspect of the way in which operating targets are defined and performance is monitored by Barclays management. However, any non-IFRS measures in this document are not a substitute for IFRS measures and readers should consider the IFRS measures as well. As Management reviews the adjusting items described below at a Group level, segmental results are presented excluding these items in accordance with IFRS 8; “Operating Segments” . Statutory and adjusted performance is reconciled at a Group level only. Key non-IFRS measures included in this document and the most directly comparable IFRS measures are described below. Quantitative reconciliations of these measures to the relevant IFRS measures are included in Exhibit 99.1 of the Barclays Form 6-K filed with the SEC on July 30, 2014 (Film No. 141001645) (the _July 30 Form 6-K_) (https://www. sec.gov/Archives/edgar/data/312069/000119312514286022/d765399dex991. htm), and such quantitative reconciliations are incorporated by reference into this document. “ Adjusted profit before tax is the non-IFRS equivalent of profit before tax as it excludes the impact of own credit; the provision for Payment Protection Insurance redress payments and claims management costs (PPI redress); the provision for interest rate hedging products redress and claims management costs (interest rate hedging products redress); and goodwill impairment. A reconciliation of IFRS and adjusted profitbefore tax is presented on page 3 of the July 30 Form 6-K; “ Adjusted profit after tax represents profit after tax excluding the post-tax impact of own credit; the provision for PPI redress; the provision for interest rate hedging products redress; and goodwill impairment. A reconciliation to IFRS is presented on page 3 of the July 30 Form 6-K; “ Adjusted attributable profit represents adjusted profit after tax less profit attributable to non-controlling interests. The comparable IFRS measure is attributable profit; “ Adjusted income and adjusted total income net of insurance claims represents total income net of insurance claims excluding the impactofown credit. A reconciliation to IFRS is presented on page 87 of the July 30 Form 6-K; 49 | Fixed Income Investor Presentation _ 2014 Interim Results

Disclaimer (continued) “ Adjusted total operating expenses represents operating expenses excluding the provision for PPI redress; the provision for interest rate hedging products redress and goodwill impairment. A reconciliation to IFRS is presented on page 87 of the July 30 Form 6-K; “ Adjusted cost: income ratio represents cost:income ratio excluding the impact of own credit; the provision for PPI redress; the provision for interest rate hedging products redress; and goodwill impairment. The comparable IFRS measure is cost: income ratio, which represents operating expenses to income net of insurance claims. A reconciliation to IFRS is presented on page 87 of the July 30 Form 6-K; “ Adjusted basic earnings per share represents adjusted attributable profit (see page 31 of the July 30 Form 6-K) divided by the basic weighted average number of shares in issue. The comparable IFRS measure is basic earnings per share, which represents profit after tax and non-controlling interests, divided by the basic weighted average number of shares in issue; “ Adjusted return on average shareholders_ equity represents adjusted attributable profit (see page 31 of the July 30 Form 6-K) divided by adjusted average equity, excluding non-controlling interests. The comparable IFRS measure is return on average shareholder_s equity, which represents profit attributable to equity holders of the parent divided by average equity, excluding non-controlling interests; “ Adjusted return on average tangible shareholders_ equity represents adjusted attributable profit (see page 31 of the July 30 Form 6-K) divided by average adjusted tangible equity, excluding non-controlling interests. The comparable IFRS measure is return on average tangible shareholders_ equity, which represents profit after tax and non-controlling interests, divided by average tangible equity (see page 31 of the July 30 Form 6-K); “ Barclays Core figures are non-IFRS measures because they represent the sum of five Operating Segments, each of which is prepared in accordance with IFRS 8; “Operating Segments” . Personal and Corporate Banking, Barclaycard, Africa Banking, Investment Bank and Head Office and Other Operations. A reconciliation to IFRS is presented on pages 86 and 87 of the July 30 Form 6-K; “ _Constant Currency Basis_ excludes the impact of foreign currency conversion to GBP when comparing financial results in two different financial periods. ZAR has been translated into GBP at prior-year average exchange rates to eliminate the impact of movement in exchange rates between the comparable periods; “ Liquidity Coverage Ratio (LCR) is calculated according to both the standard provided by the Basel Committee on Banking Supervision in January 2013 (_Basel III: The Liquidity Coverage Ratio and liquidity risk monitoring tools_, January 2013) and the Regulation published by the European Union in June 2013, (EU) No 575/2013 (CRR) and Directive 2013/36/EU (CRD IV).The metric is a ratio that is not yet fully implemented in local regulations and, as such, represents a non-IFRS measure; 50 | Fixed Income Investor Presentation _ 2014 Interim Results

Disclaimer (continued) “ Estimated Net Stable Funding Ratio (NSFR) is calculated according to the definition and methodology detailed in the standard provided by the Basel Committee on Banking Supervision. The original guidelines released in December 2010 (_Basel III: International Framework for Liquidity Risk Measurement, Standards and Monitoring_, December 2010) were revised in January 2014 (_Basel III: The Net Stable Funding Ratio_, January 2014). The metric is a regulatory ratio that is not yet finalised in local regulations and, as such, represents a non-IFRS measure. This definition and the methodology used to calculate this metric is subject to further revisions ahead of the implementation date and Barclays_ interpretation of this calculation may not be consistent with that of other financial institutions; “ Transitional CET1 ratio according to FSA October 2012. This measure is calculated by taking into account the statement of the Financial Services Authority, the predecessor of the Prudential Regulation Authority, on CRD IV transitional provisions in October 2012, assuming such provisions were applied as at 1 January 2014. This ratio is used as the relevant measure starting 1 January 2014 for purposes of determining whether the automatic write-down trigger (specified as a Transitional CET1 ratio according to FSA October 2012 of less than 7.00%) has occurred under the terms of the Contingent Capital Notes issued by Barclays Bank PLC on November 21, 2012 (CUSIP: 06740L8C2), April 10, 2013 (CUSIP: 06739FHK0) and June 17, 2014 (CUSIP: 06738EAB1 and ISINs: XS1068561098 and XS1068574828) . Please refer to page 37 of the July 30 Form 6-K for a reconciliation ofthis measure to transitional CRD IV CET1 ratio; “ PRA leverage exposure makes certain adjustments to CRDIV leverage exposure as shown in the _Estimated Leverage_ table on page 41 of the July 30 Form 6-K, which also includes a reconciliation to Total assets under IFRS; “ PRA leverage ratio represents PRA adjusted Tier 1 capital divided by PRA leverage exposure. The _Estimated Leverage_ table on page 41 of the July 30 Form 6-K shows the PRA leverage ratio components, including a reconciliation between CET1 capital and PRA adjusted Tier 1 capital, as well as a reconciliation between PRA leverage exposure and Total assets under IFRS; “ Estimated BCBS 270 leverage exposure makes certain adjustments to Total assets under IFRS in accordance with Barclays_ understanding ofthe latest requirements that are expected to be included in the revised CRD IV text and guidance from regulators. The _Estimated Leverage_ table on page 41 of the July 30 Form 6-K shows a reconciliation of BCBS 270 leverage exposure to total assets under IFRS; “ Estimated BCBS 270 leverage ratio represents CRD IV Tier 1 capital divided by BCBS 270 leverage exposure. See the _CRD IV Capital_ table on page 37 of the July 30 Form 6-K for a reconciliation of CRD IV CET1 capital to shareholders_ equity per the balance sheet. 51 | Fixed Income Investor Presentation _ 2014 Interim Results